Exhibit 99.1

Contacts: Ligand Pharmaceuticals Incorporated John Higgins, President and CEO investors@ligand.com (858) 550-7500 @Ligand_LGND	LHA Bruce Voss bvoss@lhai.com (310) 691-7100 @LHA_IR_PR

Ligand Announces Proposed Offering of $225 Million of Convertible Senior Notes

and Announces $200 Million Share Repurchase Program

SAN DIEGO (August 11, 2014) – Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) announced today that it intends to offer, subject to market conditions and other factors, $225 million aggregate principal amount of convertible senior notes due 2019 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and that its Board of Directors has authorized a $200 million share repurchase program over the next 12 months. In connection with the offering of the notes, Ligand expects to grant the initial purchasers a 13-day option to purchase up to an additional $20 million aggregate principal amount of the notes, solely to cover overallotments, if any.

Ligand intends to use a portion of the net proceeds from the offering of the notes to pay the cost of certain convertible note hedge transactions, taking into account the proceeds to Ligand of certain warrant transactions and to repurchase up to $45 million of shares of Ligand’s common stock in privately negotiated transactions, which could increase the market price of Ligand’s common stock concurrently with, or shortly after, the pricing of the notes. Ligand expects to use the remainder of the net proceeds from the offering of the notes for additional share repurchases up to a total of $200 million inclusive of any repurchases concurrent with the convertible transaction, which repurchases may be effected from time to time in open-market transactions, in negotiated transactions or pursuant to an accelerated share repurchase transaction or similar transaction, and for other general corporate purposes. Ligand may also use a portion of the net proceeds to acquire new businesses through one or more strategic transactions; however, Ligand has no current commitments or obligations with respect to any acquisitions or strategic transactions.

Upon conversion, an amount up to the principal amount of the notes will be paid in cash and, if applicable, any premium above the principal amount will be paid in common stock or cash at Ligand’s discretion. The initial conversion rate, interest rate and certain other terms of the notes will be determined by negotiations between Ligand and the initial purchasers.

If the initial purchasers exercise their option to purchase additional notes, Ligand intends to use the resulting additional proceeds of the sale of the additional notes and any additional warrants to pay the cost of entering into additional convertible note hedge transactions and for general corporate purposes.

In connection with the pricing of the notes, Ligand expects to enter into convertible note hedge transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset the potential cash payments Ligand is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of Ligand’s common stock is greater than the strike price of the convertible note hedge transactions. Ligand also expects to enter into warrant transactions with the option counterparties. The warrant transactions could separately have a dilutive effect if the market price of Ligand’s common stock exceeds the strike price of the warrant transactions.

Ligand has been advised by the option counterparties that in connection with establishing their initial hedge position with respect to the convertible note hedge transactions and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to Ligand’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ligand’s common stock or the notes at that time.

Ligand has also been advised by the option counterparties that the option counterparties or their respective affiliates are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to Ligand’s common stock and/or purchasing or selling Ligand’s common stock or other of Ligand’s securities or instruments, including the notes in secondary market transactions following the pricing of the notes and prior to the maturity of the notes.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been registered under the Securities Act or the securities laws of any other jurisdiction and they may not be offered or sold absent registration or an applicable exemption from such a registration requirements.

BofA Merrill Lynch and Deutsche Bank Securities are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes or common stock, nor shall there be any sale of notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company that develops and acquires assets it believes will generate royalty revenues and, under its lean corporate cost structure, produce sustainable profitability. Ligand has a diverse asset portfolio addressing the unmet medical needs of patients for a broad spectrum of diseases including thrombocytopenia, multiple myeloma, diabetes, hepatitis, muscle wasting, dyslipidemia, anemia and osteoporosis. Ligand’s Captisol platform technology is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand has established multiple alliances with the world’s leading pharmaceutical companies including GlaxoSmithKline, Onyx Pharmaceuticals (now a subsidiary of Amgen Inc.), Merck, Pfizer, Baxter International, Bristol-Myers Squibb, Celgene, Lundbeck Inc., Eli Lilly & Co., Spectrum Pharmaceuticals and AstraZeneca.

Forward-Looking Statements

This news release contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand’s judgment as of the date of this release (including statements concerning the potential offering, use of any proceeds from that offering, and the terms of the potential notes, share repurchases, convertible note hedge transactions and warrants described in this news release). Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of Ligand’s senior management and actual results may vary materially from those expressed or implied by the forward-looking statements herein. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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